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                                                                    EXHIBIT 23.2

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Mizar, Inc. of our report dated December 9, 1997 relating to the consolidated financial statements of Loughborough Sound Images Limited which appears in such Proxy
Statement/Prospectus. We also consent to the reference to us under the heading "Experts."

PRICE WATERHOUSE

Leicester, England
January 8, 1998